    As filed with the Securities and Exchange Commission on March 10, 1998
                                             Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             OWENS-ILLINOIS, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  22-2781933
                    (I.R.S. Employer Identification No.)

                                  One SeaGate
                                 Toledo, Ohio
                  (Address of principal executive offices)

                                    43666
                                 (Zip Code)

                        1997 EQUITY PARTICIPATION PLAN

                                                      Copy to:
       THOMAS L. YOUNG, ESQ.                     Robert A. Koenig
     Executive Vice President -                  Latham & Watkins
          Administration,                      633 West Fifth Street
   General Counsel and Secretary                    Suite 4000
       Owens-Illinois, Inc.               Los Angeles, California  90071
           One SeaGate                            (213) 485-1234
        Toledo, Ohio 43666
          (419) 247-5000
(Name, address, including zip code,
and telephone number, including area
    code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                  Proposed
 Title of Each       Amount        Maximum        Proposed
   Class of        of Shares      Offering         Maximum
  Securities         to be          Price         Aggregate         Amount of
    to be          Registered        Per          Offering        Registration
  Registered          (1)         Share (2)         Price             Fee
--------------     ----------     ---------       ---------       ------------
Common Stock,
par value $.01
per share (1)      10,000,000     $41.1373       $411,372,533      $121,254.90
-------------------------------------------------------------------------------
(continued on next page)

(continuation of cover page)

(1) The 1997 Equity Participation Plan of Owens-Illinois, Inc. (the "Plan") authorizes the issuance of a maximum of 10,000,000 shares. Of such shares, 1,141,350 are subject to presently outstanding options granted under the Plan and 33,142 are subject to restricted stock agreements in connection with deferred compensation plans.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c), the Proposed Maximum Offering Price Per Share is based upon (1) the exercise price per share of $31.625 of outstanding options for 1,140,150 shares, (2) the exercise price per share of $34.875 of outstanding options for 1,200 shares, (3) the fair value per share of $39.00 for 33,142 shares subject to restricted stock agreements, and (4) for the remaining 8,825,508 shares, the average of the high and low prices reported on the New York Stock Exchange for the Company's Common Stock on March 3, 1998, which was $42.375.

                                     PART I

Item 1.     Plan Information

      Not required to be filed with this Registration Statement.

Item 2.     Registrant Information and Employee Plan Annual Information

      Not required to be filed with this Registration Statement.


                                    PART II

Item 3.     Incorporation of Documents by Reference

      The following documents filed with the Securities and Exchange Commission (the "Commission") by Owens-Illinois, Inc, a Delaware corporation (the "Company" or the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

      A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

      B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1996; and

      C. Description of the Company's Common Stock contained in the Company's Registration on Form 8-A filed with the Commission on December 3, 1991.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

      See item 3.C. above

Item 5.     Interests of Named Experts and Counsel

      Not applicable.

Item 6.     Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.
Article III, Section 13 of the Registrant's Bylaws provides for indemnification of the Registrant's officers and directors to the extent permitted by the Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries.

Item 7.     Exemption from Registration Claimed

      Not applicable.

Item 8.     Exhibits

      3.1 Restated Certificate of Incorporation of Owens-Illinois, Inc. Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement File No. 33-43224.

      3.2    Bylaws of Owens-Illinois, Inc.  Incorporated by reference to
             Exhibit 3.2 to Registrant's Registration Statement File No. 33-
             43224.

      4.1 1997 Equity Participation Plan of Owens-Illinois, Inc (the "Plan"). Incorporated by reference to Exhibit 10.5 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-9576.

     *4.2 First Amendment to 1997 Equity Participation Plan of Owens-Illinois, Inc.

     *4.3    Form of Non-Qualified Stock Option Agreement for use under the
             Plan.

     *4.4    Form of Restricted Stock Agreement for use under the Plan.

     *5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

    *23.1    Consent of Ernst & Young LLP.

    *23.2    Consent of KPMG S.p.A.

    *23.3    Consent of Arthur Andersen S.p.A.

    *23.4    Consent of AUDIHISPANA.

     23.5    Consent of Latham & Watkins (included in Exhibit 5.1).

    *23.6    Consent of McCarter & English.

     24      Power of Attorney (included on page 4).

       *Filed herewith

Item 9.     Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, State of Ohio, on this 10th day of March, 1998.

                                    OWENS-ILLINOIS, INC

                                    By:  /s/ Thomas L. Young
                                         ----------------------------
                                         Thomas L. Young
                                         Executive Vice President-
                                         Administration,
                                         Secretary and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Thomas L. Young and Lee A. Wesselmann, and each of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

        Signature                        Title                      Date
        ---------                        -----                      ----

/s/ Joseph H. Lemieux        Chairman, Chief Executive         March 10, 1998
---------------------        Officer and Director
Joseph H. Lemieux            (Principal Executive Officer)

/s/ Lee A. Wesselmann        Senior Vice President, Chief      March 10, 1998
---------------------        Financial Officer and Director
Lee A. Wesselmann            (Principal Financial and
                             Accounting Officer)

/s/ Henry R. Kravis          Director                          March 10, 1998
-------------------
Henry R. Kravis

/s/ Michael W. Michelson     Director                          March 10, 1998
------------------------
Michael W. Michelson

/s/ James H. Greene, Jr.     Director                          March 10, 1998
------------------------
James H. Greene, Jr.

/s/ George R. Roberts        Director                          March 10, 1998
---------------------
George R. Roberts

/s/ Robert J. Dineen         Director                          March 10, 1998
--------------------
Robert J. Dineen

/s/ Edward A. Gilhuly        Director                          March 10, 1998
---------------------
Edward A. Gilhuly

/s/ Robert J. Lanigan        Director                          March 10, 1998
---------------------
Robert J. Lanigan

/s/ Robert I. MacDonnell     Director                          March 10, 1998
------------------------
Robert I. MacDonnell

/s/ John J. McMackin, Jr.    Director                          March 10, 1998
-------------------------
John J. McMackin, Jr.

                               INDEX TO EXHIBITS

EXHIBIT
-------

  3.1 Restated Certificate of Incorporation of Owens-Illinois, Inc. Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement File No. 33-43224.

  3.2       Bylaws of Owens-Illinois, Inc.  Incorporated by reference to
            Exhibit 3.2 to Registrant's Registration Statement File No. 33-
            43224.

  4.1 1997 Equity Participation Plan of Owens-Illinois, Inc., (the"Plan"). Incorporated by reference to Exhibit 10.5 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-9576.

 *4.2       First Amendment to 1997 Equity Participation Plan of Owens-
            Illinois, Inc.

 *4.3       Form of Non-Qualified Stock Option Agreement for use under the
            Plan.

 *4.4       Form of Restricted Stock Agreement for use under the Plan.

 *5.1 Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

*23.1       Consent of Ernst & Young LLP.

*23.2       Consent of KPMG S.p.A.

*23.3       Consent of Arthur Andersen S.p.A.

*23.4       Consent of AUDIHISPANA.

 23.5       Consent of Latham & Watkins (included in Exhibit 5.1).

*23.6       Consent of McCarter & English.

 24         Power of Attorney.

*Filed herewith










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